UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 27, 2021

ZENDESK, INC.
(Exact name of Registrant as Specified in Its Charter)

Delaware	001-36456	26-4411091
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

989 Market Street	San Francisco,	California	94103
(Address of Principal Executive Offices)			(Zip Code)
Registrant’s Telephone Number, Including Area Code: (415) 418-7506
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	ZEN	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company     ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.     ☐

Item 2.02. Results of Operations and Financial Condition.

On April 29, 2021, Zendesk, Inc. (the “Company”) issued a press release announcing its results for the quarter ended March 31, 2021. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference. The Company also issued a letter to its shareholders announcing its financial results for the quarter ended March 31, 2021 (the “Shareholder Letter”). The full text of the Shareholder Letter is attached as Exhibit 99.2 to this Current Report on Form 8-K and is incorporated herein by reference.

The information in this Item 2.02 (including Exhibits 99.1 and 99.2) shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, regardless of any general incorporation language in such filing.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Chief Financial Officer, Principal Financial Officer, and Principal Accounting Officer

On April 27, 2021, the Company’s Board of Directors (the “Board”) appointed Shelagh Glaser, 57, as the Chief Financial Officer, principal financial officer, and principal accounting officer of the Company, effective May 28, 2021, subject to the commencement of her employment.

Ms. Glaser served in senior finance roles at Intel Corporation, a multinational technology company, including serving as its Corporate Vice President and Chief Financial Officer and Chief Operating Officer for the Data Platform Group since July 2019 and serving as its Corporate Vice President and Chief Financial Officer and other senior roles for the Client Computing Group from December 2013 to July 2019. Ms. Glaser holds a Bachelor of Arts in Economics from the University of Michigan and a Masters in Business Administration from Carnegie Mellon University.

There are no arrangements or understandings between Ms. Glaser and any other persons pursuant to which she was appointed as the Chief Financial Officer and the principal financial officer of the Company. There are also no family relationships between Ms. Glaser and the executive officers or directors of the Company, and no transactions involving the Company and Ms. Glaser that the Company would be required to report pursuant to Item 404(a) of Regulation S-K.

The Company entered into a letter agreement with Ms. Glaser (the “Glaser Offer Letter”) dated April 27, 2021, establishing her compensation as Chief Financial Officer as summarized below. In connection with Ms. Glaser’s appointment as the Chief Financial Officer and the principal financial officer of the Company, the Company’s Compensation Committee of the Board approved the following compensation for Ms. Glaser on April 27, 2021:

Salary and Bonus. Ms. Glaser’s annual salary rate will be $475,000 and her target bonus under the Company’s Amended and Restated Executive Incentive Bonus Plan will be 75% of her annual salary rate. In addition, Ms. Glaser will receive a sign-on bonus of $500,000, to be paid to Ms. Glaser on the first payroll date following commencement of her employment. Ms. Glaser will earn $250,000 of such bonus on the first anniversary of her employment with the Company and $250,000 of such bonus will be earned on a pro rata monthly basis beginning on the first anniversary of her employment with the Company and ending on the second anniversary of her employment with the Company.

Equity Compensation. Ms. Glaser will be granted an option to purchase shares of the Company’s common stock under the Stock Plan valued at $5,000,000. The number of shares of the Company’s common stock subject to the option will be determined by multiplying $5,000,000 by two, then dividing the result by the greater of the average daily closing price of the Company’s common stock for a 30 consecutive trading day period prior to the date of grant or a floor price determined on a quarterly basis, with an exercise price equal to the closing price of the Company’s common stock on the date of grant. In addition, Ms. Glaser will be granted the number of restricted stock units under the Stock Plan equal to $5,000,000 divided by the greater of the average daily closing price of the Company’s common stock for a 30 consecutive trading day period prior to the date of grant or a floor price determined on a quarterly basis. Each of Ms. Glaser’s stock option award and restricted stock unit award will vest over a period of four years, with 25% of the restricted stock units vesting one year following the vesting commencement date, and the remainder vesting in equal monthly installments for 36 months thereafter, subject to Ms. Glaser’s continued employment with the Company on the applicable vesting date. Ms. Glaser will also be eligible to receive an equity refresh grant during the next applicable compensation cycle in 2022 representing a number of shares of the Company’s common stock valued at approximately $4,000,000 in accordance with the Company’s regular compensation practices, subject to Ms. Glaser’s continued employment in good standing through the date of grant.

Change of Control. Ms. Glaser is eligible to participate in the Company’s Change in Control Acceleration Plan (the “Acceleration Plan”) which is incorporated herein by reference. Assuming Ms. Glaser participates in the Acceleration Plan, in the event her employment is terminated on or within 12 months following the date of a change in control (as defined in the Acceleration Plan) either (i) by the Company other than for cause (as defined in the Acceleration Plan), death or disability, or (ii) by Ms. Glaser with good reason (as defined in the Acceleration Plan), all outstanding stock options and other stock-based awards that are subject to time-based vesting and that are then held by Ms. Glaser will immediately accelerate and become exercisable or nonforfeitable, as applicable, as of the date of such a termination.

Ms. Glaser will also enter into the Company’s standard form of indemnification agreement, which is incorporated herein by reference. The foregoing description of the Glaser Offer Letter is qualified in its entirety by reference to the full text of the Glaser Offer Letter, which the Company will file with its Quarterly Report on Form 10-Q for the quarter ending March 31, 2021.

Appointment of Deputy Chief Financial Officer and Interim Principal Financial Officer

On April 27, 2021, the Company’s Board appointed Marc Cabi as the Deputy Chief Financial Officer and, effective May 5, 2021, interim principal financial officer of the Company. Upon Ms. Glaser’s commencement of employment, currently expected to be May 28, 2021, Ms. Glaser will replace Mr. Cabi as principal financial officer of the Company, and Mr. Cabi will continue to be the Company’s Deputy Chief Financial Officer.

Mr. Cabi, age 60, has served as the Company’s Senior Vice President of Finance and Strategy and Head of Investor Relations from April 2020 to April 2021. Prior to that, Mr. Cabi served as the Company’s vice president and head of investor relations since September 2013. Mr. Cabi holds a Bachelor of Science in Business Administration from Ohio State University Fisher College of Business, as well as a Masters of Business Administration from Case Western Reserve University.

There are no arrangements or understandings between Mr. Cabi and any other persons pursuant to which he was appointed as the Deputy Chief Financial Officer and interim principal financial officer of the Company. There are also no family relationships between Mr. Cabi and the executive officers or directors of the Company, and no transactions involving the Company and Mr. Cabi that the Company would be required to report pursuant to Item 404(a) of Regulation S-K.

Appointment of Interim Principal Accounting Officer

On April 27, 2021, the Company’s Board appointed Jaime Dreikosen as the interim principal accounting officer of the Company, effective May 5, 2021. Upon Ms. Glaser’s commencement of employment, Ms. Glaser will replace Ms. Dreikosen as the Company’s principal accounting officer of the Company, and Ms. Dreikoson will continue to be the Company’s Corporate Controller.

Ms. Dreikosen, 43, has served as the Corporate Controller of the Company since March 2020. Prior to that, she served as the Vice President and Corporate Controller of Glassdoor, Inc., a job search site, from November 2017 to March 2020, and served in senior financial roles at Pandora Media, Inc., from October 2012 to June 2016, including as its Assistant Controller. Ms. Dreikosen holds a Bachelor of Arts in Business Economics from the University of California, Santa Barbara.

There are no arrangements or understandings between Ms. Dreikosen and any other persons pursuant to which she was appointed as the principal accounting officer of the Company. There are also no family relationships between Ms. Dreikosen and the executive officers or directors of the Company, and no transactions involving the

Company and Ms. Dreikosen that the Company would be required to report pursuant to Item 404(a) of Regulation S-K.

Item 8.01. Other Events.

On April 27, 2021, the Board approved an amendment and restatement of the Company’s Non-Employee Director Compensation Policy, which is being filed with this Current Report on Form 8-K as Exhibit 10.4 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

10.1(1)    Amended and Restated Executive Incentive Bonus Plan.
10.2(2)    2014 Stock Option and Incentive Plan, and related form agreements.
10.3(3)    Zendesk, Inc. Change in Control Acceleration Plan.
10.4    Amended and Restated Non-Employee Director Compensation Policy.
10.5(4)    Form of Indemnification Agreement.
99.1    Press Release issued by Zendesk, Inc., dated April 29, 2021.
99.2    Letter to Shareholders, dated April 29, 2021.
104    Cover Page Interactive Data File (embedded within the Inline XBRL document)

(1)Incorporated by reference to Exhibit 10.1 filed with the Company’s Current Report on Form 8-K, filed on February 11, 2015 (File No. 001-36456).

(2)Incorporated by reference to Exhibit 10.2 filed with the Company’s Annual Report on Form 10-K, filed on February 12, 2021 (File No. 001-36456).

(3)Incorporated by reference to Exhibit 10.1 filed with the Company’s Current Report on Form 8-K, filed on May 15, 2015 (File No. 001-36456).

(4)Incorporated by reference to Exhibit 10.1 filed with Zendesk’s Registration Statement on Form S-1, filed on April 10, 2014 (File No. 333-195176).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Zendesk, Inc.
(Registrant)

	By:	/s/ Mikkel Svane
Chief Executive Officer
(Principal Executive Officer)
April 29, 2021